Exhibit 10.4

FIRST AMENDMENT TO THE

BANK FIRST NATIONAL AMENDED AND RESTATED

NONQUALIFIED DEFERRED COMPENSATION PLAN

MASTER PLAN DOCUMENT

WHEREAS, Bank First National Corporation (the “Corporation”) adopted the Bank First National Amended and Restated Nonqualified Deferred Compensation Plan, (the “Plan”) to provide deferred compensation benefits to eligible individuals;

WHEREAS, pursuant to Section 9.1 of the Plan the Corporation, by action of its Board of Directors, may amend at any time any provision of the Plan;

WHEREAS, the Corporation desires to amend Section 7.1 of the Plan to provide that all benefits payable under the Plan shall be paid in stock of the Corporation;

NOW, THEREFORE, it is agreed the Plan is hereby amended as follows:

1.           Article 1, Definitions, shall be and hereby is amended to add the following effective March 1, 2017:

“Qualifying Employer Securities. Common stock of an Employer with a combination of voting power and dividend rights equal to the class of common stock with the highest dividend rights and that class of common stock with the greatest voting power or non-callable preferred stock of an Employer if convertible at any time into common stock as previously described at a reasonable conversion price.”

2.           Article 7, Section 7.1 shall be, and hereby is, amended to read as follows effective March 1, 2017:

“Source of Payments. All payments made under the Plan shall be made in Qualifying Employer Securities.”

IN WITNESS WHEREOF, the foregoing amendment to the Plan is hereby executed on behalf of Bank First National Corporation by its undersigned representative, this 24th day of February, 2017.

BANK FIRST NATIONAL CORPORATION

By:	/s/ Michael B. Molepske

Title:	Chief Executive Officer